As filed with the Securities and Exchange Commission on April 9, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOST HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its governing instrument)

Maryland	53-0085950
(State of Incorporation)	(I.R.S. Employer Identification Number)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(240) 744-1000

(Address and telephone number of principal executive offices)

Elizabeth A. Abdoo, Esq.

Executive Vice President and General Counsel

Host Hotels & Resorts, Inc.

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(240) 744-1000

(Name, address and telephone number of agent for service)

Copies to:

Scott C. Herlihy, Esq.

Latham & Watkins LLP

555 11th Street, N.W. Suite 1000

Washington, DC 20004

(202) 637-2200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☒        Accelerated filer  ☐        Non-accelerated filer  ☐        Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share and Preferred Stock Purchase Rights(3)	5,575,540	$17.52	$97,683,460	$3,838.96

(1)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional number of shares of common stock as may be issued from time to time as a result of stock splits, stock dividends or similar transactions.

(2)	The price is estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee and is $17.52, the average of the high and low prices of Host Hotels & Resorts, Inc.’s common stock as reported by the New York Stock Exchange on April 7, 2008.

(3)	The registration statement also includes the rights to acquire shares of registrant’s Series A Junior Participating Preferred Stock associated with the registrant’s common stock. These preferred stock purchase rights are initially carried and traded with the common stock and the value of the rights, if any, is reflected in the value of the common stock.

PROSPECTUS

5,575,540 Shares

Host Hotels & Resorts, Inc.

Common Stock

This prospectus relates to the offer and sale from time to time of up to 5,575,540 shares of common stock, par value $0.01 per share, of Host Hotels & Resorts, Inc. by persons who may receive such shares upon redemption of units of limited partnership interest, or OP units, in Host Hotels & Resorts, L.P., if, and to the extent that, the holders of such units elect to redeem their OP units and we elect to issue shares of our common stock in exchange for such OP units. The holders of these shares of our common stock are collectively referred to herein as the “selling stockholders.” See “Selling Stockholders.” Host Hotels & Resorts, Inc. is the sole general partner of Host Hotels & Resorts, L.P. The registration of the shares of common stock to which this prospectus relates does not require the selling stockholders to sell any of their shares of common stock nor does it require us to issue any shares of common stock.

We will not receive any proceeds from the sale of any common stock offered by the selling stockholders, but we have agreed to pay certain registration expenses. The registration statement of which this prospectus is a part is being filed pursuant to our contractual obligations. The selling stockholders from time to time may offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus and any accompanying prospectus supplements. See “Plan of Distribution.”

To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, or REITs, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% on our common stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer” beginning on page 6 of this prospectus.

Our common stock is traded on the New York Stock Exchange under the symbol “HST”. On April 8, 2008, the last reported sale price of our common stock was $17.21 per share.

Investing in the offered securities involves risks. See “ Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2008.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any state where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and in any prospectus supplement or in the documents incorporated therein is accurate as of any date other than the date of this prospectus or such documents, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects might have changed.

ABOUT THIS PROSPECTUS

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” and “our” are to Host Hotels & Resorts, Inc. and Host Hotels & Resorts, L.P. together, including their consolidated subsidiaries. References to “Host” are to Host Hotels & Resorts, Inc. and references to “Host L.P.” are to Host Hotels & Resorts, L.P., a Delaware limited partnership (and its consolidated subsidiaries), in cases where it is important to distinguish between Host and Host L.P.

This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf process, the selling stockholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more stockholders. We may also provide a prospectus supplement to add, update or change information contained in this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus, any prospectus supplement or in any document incorporated herein or therein by reference is accurate as of any date other than the date on the front of each document.

You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” in this prospectus.

ii

SUMMARY

This summary contains a general summary of the information contained in this prospectus. The summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements, including the notes to those financial statements, that are part of the reports we file with the SEC and that are incorporated by reference in this prospectus. You should carefully consider the information contained in and incorporated by reference in this entire prospectus including the information set forth under the heading “Risk Factors,” on page 1 of this prospectus.

The Company

Host is a Maryland corporation and operates as a self-managed and self-administered real estate investment trust, or REIT. We own our properties and conduct our operations through Host L.P., of which we are the sole general partner and in which we hold approximately 96% of the partnership interests as of April 1, 2008.

As of April 1, 2008 our lodging portfolio consisted of 119 luxury and upper-upscale hotels containing approximately 63,900 rooms. Our portfolio is geographically diverse with hotels in most of the major metropolitan areas in 26 states, Washington, D.C., Toronto and Calgary, Canada, Mexico City, Mexico and Santiago, Chile. Additionally, we own a 32.1% interest in a European joint venture that owns ten luxury and upper-upscale hotels located in Italy, Spain, Poland, Belgium and the United Kingdom with approximately 3,200 rooms.

The address of our principal executive office is 6903 Rockledge Drive, Suite 1500, Bethesda, Maryland, 20817. Our phone number is (240) 744-1000. Our Internet website address is www.hosthotels.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus.

The Offering

Common Stock Offered by This Prospectus	5,575,540 shares of common stock that we may issue to the selling stockholders upon tender for redemption of up to 5,575,540 OP units owned by the selling stockholders. The selling stockholders received these OP units in exchange for their limited partnership interest in our subsidiary, Pacific Gateway, Ltd., pursuant to an agreement among Host, Host L.P., Pacific Gateway, Ltd., the selling stockholders and affiliates of the selling stockholders that were also limited partners in Pacific Gateway, Ltd.

Selling Stockholders	All of the common stock covered hereby is being offered by the selling stockholders named herein or in an accompanying prospectus supplement, or their transferees. See “Selling Stockholders.”

Use of Proceeds	We will not receive any proceeds from the disposition of shares in this offering.

Plan of Distribution	The selling stockholders may dispose of the shares covered hereby from time to time as described in the section entitled “Plan of Distribution” beginning on page 14.

Trading	Our common stock is listed on the New York Stock Exchange under the symbol HST.

Risk Factors	See “Risk Factors” and the other information contained in this prospectus and the documents we incorporate by reference for a discussion of factors you should consider carefully before deciding to invest in shares of our common stock.

RISK FACTORS

You should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K and other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplements, including the discussion of material federal income tax considerations applicable to us and holders of our common stock incorporated by reference from our Form 8-K dated February 27, 2008, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. Such material may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov) and on our website (http://www.hosthotels.com). You can also inspect reports and other information we file with the SEC at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3, of which this prospectus forms a part, and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and our common stock. You can inspect or access electronically the registration statement and exhibits by the means described in the paragraph above.

This prospectus provides you with a general description of common stock the selling stockholders may offer. Each time any selling stockholder sells shares of our common stock, such selling stockholder may provide a prospectus supplement containing specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with the other information described in this section.

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and the information that we file later with the SEC may update and supersede the information in this prospectus and the information we incorporated by reference. We incorporate by reference the documents listed below and any filings made by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before we stop offering the securities under this prospectus (in each case, other than information in such documents that is deemed not to be filed):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (including information specifically incorporated by reference therein from our Proxy Statement for our 2008 Annual Meeting);

•	Current Report on Form 8-K dated February 27, 2008 and filed on February 27, 2008;

•	Current Report on Form 8-K dated March 12, 2008 and filed March 17, 2008;

•	Description of our common stock included in Registration Statement on Form 8-A of HMC Merger Corporation, filed November 18, 1998, as amended on December 28, 1998;

•	Description of rights included in Registration Statement on Form 8-A of HMC Merger Corporation, filed December 11, 1998, as amended on December 24, 1998;

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus, but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to our Secretary, Host Hotels & Resorts, Inc., 6903 Rockledge Drive, Suite 1500, Bethesda, Maryland, 20817, telephone: (240) 744-1000.

You should rely only upon the information provided in this document or incorporated by reference in this prospectus and any supplement. We have not authorized anyone to provide you with different information.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated by reference herein or therein contain certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are included throughout this prospectus and the information incorporated by reference herein, including in the section entitled “Risk Factors” and relate to, among other things, analyses and other information based on forecasts of future results and estimates of amounts not yet determinable. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue,” and other similar terms and phrases, including references to assumptions.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

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national and local economic and business conditions and changes in travel patterns that will affect demand for products and services at our hotels, the level of room rates and occupancy that can be achieved by such properties, the availability and terms of financing and our liquidity;

•	changes in taxes and government regulations that influence or determine wages, prices, construction procedures and costs;

•	our ability to maintain properties in a first-class manner, including meeting capital expenditure requirements;

•	our ability to compete effectively in areas such as access, location, quality of accommodations and room rate;

•	our ability to maintain good relationships with property managers;

•	operating risks associated with the hotel business;

•	risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements;

•	our ability to acquire or develop additional properties and the risk that potential acquisitions or developments may not perform in accordance with expectations;

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the effect of terror alerts and potential terrorist activity on travel and our ability to recover fully under our respective existing insurance policies for terrorist acts and to maintain adequate or full replacement cost “all-risk” property insurance on our respective properties;

•	government approvals, actions and initiatives, including the need for compliance with environmental and safety requirements, and changes in laws and regulations or the interpretation thereof;

•	the effects of tax legislative action;

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our ability and the ability of each of our subsidiary REITs to continue to satisfy complex rules in order to maintain REIT status for federal income tax purposes, the ability of Host L.P. to satisfy the rules to maintain its status as a partnership for federal income tax purposes, and our ability and the ability of our subsidiaries, and similar entities that we acquire or establish, to operate effectively within the limitations imposed by these rules;

•	the effect of any rating agency downgrades on the cost and availability of new debt financings;

•	the relatively fixed nature of our property-level operating costs and expenses; and

•	other factors discussed under the heading “Risk Factors” in our latest Annual Report on Form 10-K.

Although we believe that the expectations reflected in any of our forward-looking statements are based upon reasonable assumptions, any of these assumptions could prove to be inaccurate and the forward-looking statement based on these assumptions could be incorrect, and actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent known and unknown risks and uncertainties.

All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or incorporated herein by reference or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we became aware of, after the date of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds upon the sale of the common stock covered by this prospectus and any accompanying prospectus supplements, but we will incur expenses in connection with the filing of the registration statement of which this prospectus forms a part. We will pay certain costs and expenses incurred in connection with the registration of the common stock covered by this prospectus and any accompanying prospectus supplements, excluding any brokerage fees and commission and share transfer and other taxes attributable to the sale of the common stock, which will be paid by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

General

Our charter provides that we may issue up to 750,000,000 shares of common stock, $0.01 par value per share, and up to 50,000,000 shares of preferred stock, $0.01 par value per share. Of the 50,000,000 shares of preferred stock, (i) 650,000 shares have been classified as Series A Junior Participating Preferred Stock and (ii) 8,000,000 shares have been classified as 8 7/8% Class E Cumulative Redeemable Preferred Stock. As of April 1, 2008, the following shares of our stock are outstanding:

•	common stock – 521,382,695 shares; and

•	8 7/8% Class E Cumulative Redeemable Preferred Stock – 4,034,400 shares

Under Maryland law, our stockholders generally are not liable for our debts or obligations.

Our charter authorizes our Board of Directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the Board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

We believe that the power to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interest.

Common Stock

All shares of common stock offered pursuant to this prospectus and any applicable supplement, when issued, will be duly authorized, fully paid and nonassessable. Holders of our common stock are entitled to receive dividends when authorized by our Board of Directors out of assets legally available for the payment of dividends. Common stockholders are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer of our stock.

Subject to our charter restrictions on transfer of our stock (see “Restrictions on Ownership and Transfer”), each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to our charter restrictions on transfer of our stock, all shares of common stock will have equal dividend, liquidation and other rights.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless the transaction is advised by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter does not provide for a lesser percentage in these situations except that our charter may be amended by the affirmative vote of holders of not less than a majority of all votes entitled to be cast (other than those amendments specifically identified in the charter as requiring the affirmative vote of holders of not less than two-thirds of all votes entitled to be cast). Also, because many of the operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Stockholder Rights Plan/Preferred Stock Purchase Rights

The Board of Directors has adopted a stockholder rights plan pursuant to a Rights Agreement dated as of November 23, 1998, as amended as of December 18, 1998 and August 21, 2002, between Host and The Bank of New York, as rights agent. Each share of common stock issued by Host between the date of adoption of the Rights Agreement and the Rights Distribution Date (defined below) or the date, if any, on which the Rights are redeemed, would have one preferred stock purchase right (a “Right”) attached to it. The Rights will expire on November 22, 2008, unless earlier redeemed or exchanged. Each Right, when exercisable, would entitle the holder to purchase one unit of Host Series A Junior Participating Preferred Stock, equal to one one-thousandth of a share of such stock, at a purchase price equal to $55.00 per unit, subject to adjustment. Until a Right is exercised, the holder of the Right, as such, would have no rights as a stockholder of Host, including, without limitation, the right to vote or to receive dividends.

The Rights Agreement provides that the Rights initially attach to all certificates representing common stock then outstanding. The Rights would separate from the common stock and a distribution of Rights certificates would occur (a “Rights Distribution Date”) upon the earlier to occur of:

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ten days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding common stock (the “Stock Acquisition Date”) or

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ten business days, or some later date as the Board of Directors may determine, following the commencement of a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person of 20% or more of the outstanding common stock.

For the purposes of determining the 20% threshold amount, the following shares of common stock are not included:

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shares received pursuant to the Agreement and Plan of Merger, dated November 23, 1998, pursuant to which Host Hotels & Resorts, Inc., a Delaware corporation, was merged into Host, in exchange for shares of common stock of Host which the holder beneficially owned on February 3, 1989 and owned continuously thereafter

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shares acquired by a person pursuant to a gift, bequest, inheritance or distribution from a trust or from a corporation controlled by that person where the shares of common stock were exempt shares under the Rights Agreement immediately prior to their acquisition and where the shares of common stock were beneficially owned by that person continuously after their acquisition and

•	shares acquired as a result of a stock dividend, stock distribution or other recapitalization relating to exempt shares under the Rights Agreement.

Until the Rights Distribution Date, the Rights will be represented by the common stock certificates, and will be transferred with, and only with, the common stock certificates. The Rights are not exercisable until the Rights Distribution Date.

If a person becomes the beneficial owner of 20% or more of the then outstanding common stock, except in connection with an offer for all outstanding common stock which the directors by a two-thirds vote determine to be fair to and otherwise in the best interests of Host and its stockholders, each holder of a Right would, after the end of a redemption period, have the right to exercise the Right by purchasing, for an amount equal to the purchase price, shares of common stock having a value equal to two times the purchase price, subject to the ownership limit. All Rights acquired by the Acquiring Person will be null and void.

Each holder of a Right would have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the purchase price of the Right if, at any time following the Stock Acquisition Date,

•	Host is acquired in a merger or other business combination transaction in which it is not the surviving corporation, other than a merger which follows an offer described in the preceding paragraph or

•	50% or more of Host’s assets or earning power is sold or transferred.

At any time after a person becomes an Acquiring Person, the Board of Directors may exchange the Rights at an exchange ratio of one share of Host common stock per Right.

In general, the Board of Directors may redeem the Rights at a price of $.005 per Right at any time until ten days after an Acquiring Person has been identified as an Acquiring Person. If the decision to redeem the Rights occurs after a person becomes an Acquiring Person, the decision will require a two-thirds vote of directors.

The Rights have certain anti-takeover effects. The exercise of the Rights will cause substantial dilution to a person or group that attempts to acquire Host. The Rights, however, would not interfere with any merger or other business combination approved by the Board of Directors since the Board may, at its option, at any time prior to any person becoming an Acquiring Person, redeem all rights or amend the Rights Agreement to exempt the person from the Rights Agreement.

Preferred Stock

Our charter originally authorized the Board of Directors to issue 50,000,000 shares of preferred stock. As of April 1, 2008, there is outstanding 4,034,400 shares of 8 7/8% Class E Cumulative Redeemable Preferred Stock (which are referred to as the “Class E preferred stock”). Holders of the preferred stock are entitled to receive, when and if authorized by our board of directors, cumulative cash dividends at the rate of 8 7/8% per annum of the $25.00 per share liquidation preference, which are payable quarterly in arrears. After June 2, 2009, we have the option to redeem the Class E preferred stock for $25.00 per share, plus accrued and unpaid dividends to the date of redemption. The preferred stock ranks senior to the common stock and the authorized Series A junior participating preferred stock. The preferred stockholders generally have no voting rights. Under the terms of the Class E Preferred Stock, we are not permitted to pay dividends on our common stock unless cumulative dividends have been paid (or funds for payment have been set aside for payment) on such class of preferred stock. The amount of aggregate dividends that accrue on the Class E Preferred Stock each quarter is approximately $2.2 million.

The Board of Directors has the power to classify or reclassify any unissued preferred shares into one or more classes or series of capital stock, including common stock.

Restrictions on Ownership and Transfer

For Host to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of its outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities:

•	during the last half of a taxable year other than the first year for which an election to be treated as a REIT has been made or

•	during a proportionate part of a shorter taxable year.

In addition, if Host, or one or more owners of 10% or more of Host, actually or constructively owns 10% or more of a tenant of Host or a tenant of any partnership in which Host is a partner, the rent received by Host either directly or through any such partnership from such tenant generally will not be qualifying income for purposes of the REIT gross income tests of the Internal Revenue Code unless the tenant qualifies as a “taxable REIT subsidiary” and the leased property is a “qualified lodging facility” under the Internal Revenue Code. A REIT’s shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year other than the first year for which an election to be treated as a REIT has been made.

Primarily because the Board of Directors believes it is desirable for Host to qualify as a REIT, the charter provides that, subject to certain exceptions, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than:

•	9.8% of the lesser of the number or value of shares of common stock outstanding or

•	9.8% of the lesser of the number or value of the issued and outstanding preferred or other shares of any class or series of Host’s stock.

The ownership attribution rules under the Internal Revenue Code are complex and may cause capital stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of the common stock or the acquisition or ownership of an interest in an entity that owns, actually or constructively, common stock, by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding common stock and thus subject such common stock to the remedy provision under the ownership limit. The Board of Directors may grant an exemption from the ownership limit with respect to one or more persons who would not be treated as “individuals” for purposes of the Internal Revenue Code if it is satisfied, based upon an opinion of counsel or such other evidence as is satisfactory to the Board of Directors in its sole discretion, that:

•	such ownership will not cause a person who is an individual to be treated as owning capital stock in excess of the ownership limit, applying the applicable constructive ownership rules, and

•

will not otherwise jeopardize Host’s status as a REIT by, for example, causing any tenant of the Operating Partnership to be considered a “related party tenant” for purposes of the REIT qualification rules.

As a condition of such waiver, the Board of Directors may require undertakings or representations from the applicant with respect to preserving the REIT status of Host.

The Board of Directors has the authority to increase the ownership limit from time to time, but does not have the authority to do so to the extent that after giving effect to such increase, five beneficial owners of capital stock could beneficially own in the aggregate more than 49.5% of the outstanding capital stock.

The charter further prohibits:

•

any person from actually or constructively owning shares of beneficial interest of Host that would result in Host being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause Host to fail to qualify as a REIT and

•	any person from transferring shares of Host’s capital stock if such transfer would result in shares of Host’s capital stock being owned by fewer than 100 persons.

Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of Host’s capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to Host and provide Host with such other information as Host may request in order to determine the effect of such transfer on Host’s status as a REIT.

If any purported transfer of shares of Host’s capital stock or any other event would otherwise result in any person violating the ownership limit or the other restrictions in the Articles of Incorporation, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the “Prohibited Transferee”) as to that number of shares that exceeds the ownership limit (referred to as “excess shares”) and

•	the Prohibited Transferee shall acquire no right or interest in such excess shares and

•

in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the ownership limit (the “Prohibited Owner”) shall cease to own any right or interest in such excess shares.

Any excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by Host (the “Beneficiary”). The automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of the violating transfer. Within 20 days of receiving notice from Host of the transfer of shares to the trust, the trustee of the trust, who shall be designated by Host and be unaffiliated with Host and any Prohibited Transferee or Prohibited Owner, will be required to sell the excess shares to a person or entity who could own the shares without violating the ownership limit, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for the excess shares or the sales proceeds received by the trust for the excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration, such as a gift, the trustee will be required to sell the excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of the excess shares as of the date of the event or the sales proceeds received by the trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any excess shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by Host with respect to those excess shares, and also will be entitled to exercise all voting rights with respect to those excess shares. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority to rescind as void any vote cast by a Prohibited Transferee prior to the discovery by Host that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary.

However, if Host has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast its vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner, prior to the discovery by Host that the shares had been automatically transferred to a trust as described above, will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. If the transfer to the trust as described above is not automatically effective to prevent violation of the ownership limit, then the charter provides that the transfer of the excess shares will be void.

In addition, shares of Host’s stock held in the trust shall be deemed to have been offered for sale to Host, or its designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust or, in the case of a devise or gift, the market value at the time of the devise or gift and the market value of the shares on the date Host, or its designee, accepts the offer. Host will have the right to accept the offer until the trustee has sold the shares held in the trust. Upon such a sale to Host, the interest of the Beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the Prohibited Owner.

The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of Host to attempt to qualify, or to continue to qualify, as a REIT.

All certificates representing shares of Host’s capital stock will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5%, or some other percentage between  1/2 of 1% and 5% as provided in the rules and regulations under the Internal Revenue Code, of the lesser of the number or value of the outstanding shares of Host’s capital stock must give a written notice to Host within 30 days after the end of each taxable year. In addition, each stockholder will, upon demand, be required to disclose to Host in writing such information with respect to the direct, indirect and constructive ownership of shares of Host’s capital stock as the Board of Directors deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

The ownership limit could have the effect of delaying, deferring or preventing a change in control or other transaction which might involve a premium for our stockholders over the then prevailing market price or otherwise be in their best interest.

Certain Provisions of Maryland Law and of Our Charter and Bylaws

The following description of certain provisions of Maryland law and of our charter and Bylaws is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our Bylaws. We have filed our charter and Bylaws as exhibits to this registration statement.

Election of the Board of Directors

Our charter provides that the number of our directors may be established by the Board of Directors but may not be fewer than three nor more than thirteen. We recently amended our bylaws to change the voting standard for the election of directors in an uncontested election from a plurality to a majority of the total votes cast for and against each director. Directors are elected by a plurality vote in any contested elections.

Removal of Directors; Vacancies

Our charter provides that, except for any directors who may be elected by holders of a class or series of shares other than common stock, a director may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Vacancies on the Board may be filled, at any regular meeting or at any special meeting called for that purpose, by the affirmative vote of the remaining directors except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire Board of Directors. Any vacancy resulting from the removal of a director by the stockholders may be filled by the affirmative vote of holders of at least two-thirds of the votes entitled to be cast in the election of directors. The affirmative vote of holders of at least two-thirds of all the votes entitled to be cast is required to amend, alter, change, repeal or adopt any provisions inconsistent with the foregoing director removal provisions. These provisions preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and, thus, may reduce the vulnerability of Host to an unsolicited takeover proposal which may not be in the best interest of the stockholders.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

The Board of Directors has not opted out of the business combinations provisions of the Maryland General Corporation Law and Host is subject to the five-year prohibition and the super-majority voting requirements with respect to business combinations involving Host; however, as permitted under Maryland law, Host’s Board of Directors may elect to opt out of these provisions in the future.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

The Board of Directors of Host has not opted out of the control share provisions of the Maryland General Corporation Law but, as permitted under Maryland law, may elect to opt out of these provisions in the future.

Amendment to the Charter and Bylaws

Our charter may be amended by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter; provided, however, that any amendment to certain charter provisions specifically identified in the charter, including provisions on removal of directors and filling vacancies, restrictions on ownership and transferability of stock, the vote required for certain extraordinary transactions and indemnification, must be approved by the affirmative vote of holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

As permitted under the Maryland General Corporation Law, the charter and Bylaws of Host provide that the directors have the exclusive right to amend the Bylaws. Amendment of this provision in the charter also would require Board action and the affirmative vote of holders of not less than two-thirds of all votes entitled to be cast on the matter

Dissolution of the Company

The dissolution of Host must be approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the Bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the Board of Directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the Board of Directors, or (iii) provided that the Board of Directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Bylaws.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and Bylaws unrelated to Subtitle 8, we already (a) require a two-thirds vote for the removal of any director from the Board, (b) vest in the Board the exclusive power to fix the number of directorships and (c) require to call a special meeting of stockholders, unless called by our president or the Board, the request of holders of a majority of the votes entitled to be cast at the special meeting. As of the date of this prospectus, our Board has not made any election to be subject to any provisions of Subtitle 8.

Anti-takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws

The business combination provisions and the control share acquisition provisions of Maryland law, the provisions of our charter on removal of directors, the share ownership and transfer restrictions in the charter and the advance notice provisions of our Bylaws could delay, defer or prevent a transaction or a change in control of Host that might involve a premium price for holders of common stock or otherwise be in their best interest.

SELLING STOCKHOLDERS

All of the 5,575,540 shares of common stock offered by the selling stockholders under this prospectus represent shares of common stock that may be issued by us upon the redemption of up to 5,575,540 OP units held by the selling stockholders. The OP units were issued in a private transaction exempt from registration under the Securities Act. The selling stockholders and certain of their affiliates were previously limited partners in our subsidiary, Pacific Gateway, Ltd. Pursuant to an agreement among Host, Host L.P., Pacific Gateway, Ltd., the selling stockholders and affiliates of the selling stockholders that were also limited partners in Pacific Gateway, Ltd., the selling stockholders received OP units in exchange for their limited partnership interests in Pacific Gateway, Ltd. These OP units are redeemable, in certain circumstances, for shares of our common stock and this common stock is being registered for resale hereby. The OP units must be held for six months before they can be redeemed in exchange for common stock.

The following table assumes that each selling stockholder submits all of its OP units for redemption and that we elect to redeem all of those OP units for shares of our common stock instead of for cash. The table provides the name of each selling stockholder, the number of shares of common stock that each selling stockholder owns prior to the offering, the maximum number of shares of our common stock to be offered by each selling stockholder and the number of shares and percentage of our outstanding common stock that would be owned by each selling stockholder following the offering.

Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned. Because the selling stockholders may offer, pursuant to this prospectus, all or some portion of the common stock listed below, no estimate can be given as to the actual amount of common stock that will be held by the selling stockholder upon consummation of any sales. In addition, the selling stockholders listed in the table may have sold, transferred or otherwise disposed of, in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock since the date as of which such information was provided to us.

Information about the selling stockholders may change over time. Any changed information given to us by the selling stockholders will be set forth in prospectus supplements or amendments to this prospectus if and when necessary.

The selling stockholders named below and their permitted transferees, pledgees, donees or other successors may from time to time offer the shares of common stock offered by this prospectus:

Name	Number of Shares Beneficially Owned Before the Offering (1)	Number of Shares Being Offered for Resale	Number of Shares Owned After the Offering (2)	Percentage of Common Stock Outstanding After the Offering (3)
Douglas F. Manchester (4)	12,065,067	4,076,889	6,489,527	1.2%
Interhotel Company, Ltd.	1,060,754	1,060,754	—	—
Torrey Hotel Enterprises, Ltd.	437,897	437,897	—	—

Total		5,575,540

(1)	Includes shares of common stock issuable upon the redemption of the selling stockholder’s OP units, which we may elect to issue in connection with the redemption and shares of common stock held by the selling stockholder prior to the redemption of OP units.

(2)	Assumes the selling stockholder sells all of the shares of common stock being offered by this prospectus.

(3)	Calculated based on Rule 13d-3(d)(i) under the Exchange Act, based on 521,382,695 shares of our common stock outstanding on April 1, 2008. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon redemption of the selling stockholder’s OP units. However, we did not assume redemption of any other selling stockholder’s OP units for shares of our common stock.

(4)	Includes 7,988,178 shares issuable upon the redemption of an equal number of OP units beneficially owned by Mr. Manchester, including the OP units held of record by Interhotel Company, Ltd. and Torrey Hotel Enterprises, Ltd. that are registered hereby.

PLAN OF DISTRIBUTION

The selling stockholders and their successors, which term includes their transferees, pledgees or donees or their successors, may sell our common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the New York Stock Exchange;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise (including the issuance by the selling stockholders of derivative securities);

•	through the settlement of short sales; or

•	any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

In connection with sales of the common stock or otherwise, the selling stockholders may (A) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging positions they assume, (B) sell the common stock short and deliver the common stock to close out short positions, (C) loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock, (D) enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell pursuant to this prospectus, or (E) enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

Notwithstanding anything in this section to the contrary, the common stock that may be issued upon the redemption of OP units will only be used to cover or in settlement of any short positions in our securities if such short positions were entered into or established at a time that both (A) such shares are issued and outstanding, and (B) the resale of such shares is covered by an effective registration statement.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them hereby will be the purchase price of our common stock less discounts and commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “HST.”

In order to comply with the securities laws of some states, if applicable, our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

The selling stockholders and any broker-dealers or agents that participate in the sale of our common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Profits on the sale of our common stock by selling stockholders and any discounts, commissions or concessions received by any broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent the selling stockholders may be deemed to be “underwriters,” they may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The selling stockholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution.

To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholder and any underwriter, broker-dealer or agent regarding the sale of our common stock by the selling stockholders.

A selling stockholder may decide not to sell any of our common stock described in this prospectus. We cannot assure holders that any selling stockholder will use this prospectus to sell any or all of our common stock. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. In addition, a selling stockholder may transfer, devise or gift the common stock by other means not described in this prospectus.

With respect to a particular offering of our common stock, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared and will set forth the following information:

•	the common stock to be offered and sold;

•	the names of the selling stockholders;

•	the respective purchase prices and public offering prices and other material terms of the offering;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting, compensation from the selling stockholders.

We will pay all of our expenses and specified expenses incurred by the selling stockholders incidental to the registration of the common stock, but each selling stockholder will be responsible for payment of commissions, concessions, fees and discounts of underwriters, broker-dealers and agents.

LEGAL MATTERS

The validity of the offered securities will be passed upon for us by Venable LLP, Baltimore, Maryland. Hogan & Hartson, L.L.P., Washington, D.C., will pass upon certain tax matters relating to our qualification as a REIT for us. If the offered securities are distributed in an underwritten offering or through agents, certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Host Hotels & Resorts, Inc. as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, the financial statement schedule as of December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG’s report on the consolidated financial statements and schedule makes reference to the adoption by the Company of Financial Accounting Standards Board Interpretation No. 48 Accounting for Uncertainty in Income Taxes in 2007.

5,575,540 Shares

Host Hotels & Resorts, Inc.

Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses payable by Host in connection with the issuance and distribution of the securities being registered:

Registration Fee	$3,839
*Printing and Duplicating Expenses	25,000
*Legal Fees and Expenses	200,000
*Accounting Fees and Expenses	7,000
*Transfer Agent Fees and Expenses	500
*Miscellaneous	20,000

*Total	$256,339

*	Estimated

Item 15.	Indemnification of Directors and Officers

Host’s Charter (the “Charter”) authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to: (i) any present of former director of officer or (ii) any individual who, while a director or officer of Host and at the request of Host, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of Host. Host’s Bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director or officer of Host and at the request of Host serves or has served another corporation, real state investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, trustee, officer or partner and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he or she may become subject by reason of such status. Host’s Charter and Bylaws also permit Host to indemnify and advance expenses to any person who served as a predecessor of Host in any of the capacities described above and to any employee or agent of Host or a predecessor of Host.

The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents, and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director of officer actually received an improper personal benefit in money, property, or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation if such director or officer has been adjudged to be liable to the corporation. In accordance with the MGCL, Host is required, as a condition to advancing expenses, to obtain (1) a written affirmation by the director, officer or employee of his or her good faith belief that he/she has met the standard of conduct necessary for indemnification and (2) a written statement by him or her or on his or her behalf to repay the amount paid or reimbursed by Host if it shall ultimately be determined that the applicable standard of conduct was not met.

Host has also entered into indemnification agreements with its directors and executive officers that obligate it to indemnify them to the maximum extent permitted under Maryland law. The agreements require Host to indemnify the director or officer (the “indemnitee”) against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee in connection with a proceeding (other than one initiated by or on behalf of Host) to which such person became subject by reason of his or her status as a present or former director or officer of Host or any other corporation or enterprise for which such person is or was serving at Host’s request. In addition, the indemnification agreement requires Host to indemnify the indemnitee against all amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee in connection with a proceeding that is brought by or on behalf of Host. In either case, the indemnitee is not entitled to indemnification if it is established that one of the exceptions to indemnification under Maryland law set forth above exists.

1

In addition, the indemnification agreement requires Host to advance reasonable expenses incurred by the indemnitee within 10 days of the receipt by Host of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification, and

•	an undertaking by or on behalf of the indemnitee to repay the amount if is ultimately determined that the standard of conduct was not met.

The indemnification agreement also provides for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of Host.

Item 16.	Exhibits

Exhibit Index

Exhibit No.	Description

2.1	Master Agreement and Plan of Merger among Host Hotels & Resorts, Inc., Host L.P., Horizon Supernova Merger Sub, L.L.C., Horizon SLT Merger Sub, L.P., Starwood Hotels & Resorts Worldwide, Inc., Starwood Hotels & Resorts, Sheraton Holding Corporation and SLT Realty Limited Partnership dated as of November 14, 2005 (incorporated by reference from Annex A to the proxy statement/prospectus contained in Host Hotels & Resorts, Inc.’s Registration Statement on Form S-4 (Registration No. 333-130249) filed on December 9, 2005).

2.2	Indemnification Agreement among Host Hotels & Resorts, Inc., Host L.P. and Starwood Hotels & Resorts Worldwide, Inc. dated November 14, 2005 (incorporated by reference from Annex B to the proxy statement/prospectus contained in Host Hotels & Resorts, Inc.’s Registration Statement on Form S-4 (Registration No. 333-130249) filed on December 9, 2005).

2.3	Tax Sharing and Indemnification Agreement among Host Hotels & Resorts, Inc., Host L.P., Horizon Supernova Merger Sub, L.L.C., Horizon SLT Merger Sub, L.P., Starwood Hotels & Resorts Worldwide, Inc., Starwood Hotels & Resorts, Sheraton Holding Corporation and SLT Realty Limited Partnership dated as of November 14, 2005 (incorporated by reference from Annex C to the proxy statement/prospectus contained in Host Hotels & Resorts, Inc.’s Registration Statement on Form S-4 (Registration No. 333-130249) filed on December 9, 2005).

2.4	Amendment Agreement, dated March 24, 2006, amending the master agreement and plan of merger, the indemnification agreement and the tax sharing and indemnification agreement by and among Host Hotels & Resorts, Inc., Host L.P., Horizon Supernova Merger Sub, L.L.C., Horizon SLT Merger Sub, L.P., Starwood Hotels & Resorts Worldwide, Inc., Starwood Hotels & Resorts, Sheraton Holding Corporation and SLT Realty Limited Partnership, each dated November 14, 2005 (incorporated by reference to Exhibit 2.4 of Host Hotels & Resorts, Inc.’s Current Report on Form 8-K, filed March 28, 2006).

4.1	Articles of Restatement of Articles of Incorporation of Host Hotels & Resorts, Inc. (incorporated by reference to Exhibit 3.1 of Host Hotels & Resorts, Inc.’s Report on Form 10-Q, filed October 17, 2005).

4.2	Articles of Amendment of Articles of Incorporation of Host Hotels & Resorts, Inc. (incorporated by reference to Exhibit 3.3 of Host Hotels & Resorts, Inc. Current Report on Form 10-K, filed on April 19, 2006).

4.3	Amended and Restated Bylaws of Host Hotels & Resorts, Inc., effective October 25, 2006 (incorporated by reference to Exhibit 3.1 of Host Hotels & Resorts, Inc. Current Report on Form 8-K, filed on October 31, 2006).

4.4	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.7 to Host Hotels & Resorts, Inc.’s Amendment No. 4 to its Registration Statement on Form S-4 (SEC File No. 333-55807) filed on October 2, 1998).

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4.5	Rights Agreement between Host Hotels & Resorts, Inc. and The Bank of New York as Rights Agent, dated as of November 23, 1998 (incorporated by reference to Exhibit 4.1 of Host Hotels & Resorts, Inc.’s Registration Statement on Form 8-A, filed on December 11, 1998).

4.6	Amendment No. 1 to Rights Agreement between Host Hotels & Resorts, Inc. and The Bank of New York, as Rights Agent, dated as of December 18, 1998 (incorporated by reference to Exhibit 4.2 of Host Hotels & Resorts, Inc.’s Current Report on Form 8-K, filed on December 24, 1998).

4.7	Amendment No. 2 to Rights Agreement between Host Hotels & Resorts, Inc. and The Bank of New York, as Rights Agent, dated as of August 21, 2002 (incorporated by reference to Exhibit 4.3 to Host Hotels & Resorts, Inc.’s Report on Form 10-Q for the quarter ended September 6, 2002, filed on October 21, 2002).

4.8	Form of Rights Certificate (incorporated by reference to Exhibit 4.3 of Host Hotels & Resorts, Inc.’s Registration Statement on Form 8-A (SEC File No. 333-55807) filed on December 11, 1998).

5.1*	Opinion of Venable LLP regarding the legality of the securities being registered.

8.1*	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Venable LLP (included as part of Exhibit 5.1).

23.3*	Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 8.1).

24*	Power of Attorney (included in signature page).

*	Filed herewith.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;”

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provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

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(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on this 9 th day of April, 2008.

HOST HOTELS & RESORTS, INC.

By:	/s/ LARRY K. HARVEY
	Name:	Larry K. Harvey
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of Host Hotels & Resorts, Inc., do hereby constitute and appoint Elizabeth A. Abdoo and Larry K. Harvey, and each of them, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and agreements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Edward Walter W. Edward Walter	President, Chief Executive Officer and Director (Principal Executive Officer)	April 9, 2008

/s/ Larry K. Harvey Larry K. Harvey	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 9, 2008

/s/ Brian G. Macnamara Brian G. Macnamara	Senior Vice President, Corporate Controller (Principal Accounting Officer)	April 9, 2008

/s/ Richard E. Marriott Richard E. Marriott	Chairman of the Board of Directors	April 6, 2008

/s/ Robert M. Baylis Robert M. Baylis	Director	April 9, 2008

/s/ Terence C. Golden Terence C. Golden	Director	April 9, 2008

/s/ Ann McLaughlin Korologos Ann McLaughlin Korologos	Director	April 9, 2008

/s/ Judith A. McHale Judith A. McHale	Director	April 9, 2008

/s/ John B. Morse, Jr. John B. Morse, Jr.	Director	April 9, 2008

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Exhibit Index

Exhibit No.	Description
2.1	Master Agreement and Plan of Merger among Host Hotels & Resorts, Inc., Host L.P., Horizon Supernova Merger Sub, L.L.C., Horizon SLT Merger Sub, L.P., Starwood Hotels & Resorts Worldwide, Inc., Starwood Hotels & Resorts, Sheraton Holding Corporation and SLT Realty Limited Partnership dated as of November 14, 2005 (incorporated by reference from Annex A to the proxy statement/prospectus contained in Host Hotels & Resorts, Inc.’s Registration Statement on Form S-4 (Registration No. 333-130249) filed on December 9, 2005).

2.2	Indemnification Agreement among Host Hotels & Resorts, Inc., Host L.P. and Starwood Hotels & Resorts Worldwide, Inc. dated November 14, 2005 (incorporated by reference from Annex B to the proxy statement/prospectus contained in Host Hotels & Resorts, Inc.’s Registration Statement on Form S-4 (Registration No. 333-130249) filed on December 9, 2005).

2.3	Tax Sharing and Indemnification Agreement among Host Hotels & Resorts, Inc., Host L.P., Horizon Supernova Merger Sub, L.L.C., Horizon SLT Merger Sub, L.P., Starwood Hotels & Resorts Worldwide, Inc., Starwood Hotels & Resorts, Sheraton Holding Corporation and SLT Realty Limited Partnership dated as of November 14, 2005 (incorporated by reference from Annex C to the proxy statement/prospectus contained in Host Hotels & Resorts, Inc.’s Registration Statement on Form S-4 (Registration No. 333-130249) filed on December 9, 2005).

2.4	Amendment Agreement, dated March 24, 2006, amending the master agreement and plan of merger, the indemnification agreement and the tax sharing and indemnification agreement by and among Host Hotels & Resorts, Inc., Host L.P., Horizon Supernova Merger Sub, L.L.C., Horizon SLT Merger Sub, L.P., Starwood Hotels & Resorts Worldwide, Inc., Starwood Hotels & Resorts, Sheraton Holding Corporation and SLT Realty Limited Partnership, each dated November 14, 2005 (incorporated by reference to Exhibit 2.4 of Host Hotels & Resorts, Inc.’s Current Report on Form 8-K, filed March 28, 2006).

4.1	Articles of Restatement of Articles of Incorporation of Host Hotels & Resorts, Inc. (incorporated by reference to Exhibit 3.1 of Host Hotels & Resorts, Inc.’s Report on Form 10-Q, filed October 17, 2005).

4.2	Articles of Amendment of Articles of Incorporation of Host Hotels & Resorts, Inc. (incorporated by reference to Exhibit 3.3 of Host Hotels & Resorts, Inc. Current Report on Form 10-K, filed on April 19, 2006).

4.3	Amended and Restated Bylaws of Host Hotels & Resorts, Inc., effective October 25, 2006 (incorporated by reference to Exhibit 3.1 of Host Hotels & Resorts, Inc. Current Report on Form 8-K, filed on October 31, 2006).

4.4	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.7 to Host Hotels & Resorts, Inc.’s Amendment No. 4 to its Registration Statement on Form S-4 (SEC File No. 333-55807) filed on October 2, 1998).

4.5	Rights Agreement between Host Hotels & Resorts, Inc. and The Bank of New York as Rights Agent, dated as of November 23, 1998 (incorporated by reference to Exhibit 4.1 of Host Hotels & Resorts, Inc.’s Registration Statement on Form 8-A, filed on December 11, 1998).

4.6	Amendment No. 1 to Rights Agreement between Host Hotels & Resorts, Inc. and The Bank of New York, as Rights Agent, dated as of December 18, 1998 (incorporated by reference to Exhibit 4.2 of Host Hotels & Resorts, Inc.’s Current Report on Form 8-K, filed on December 24, 1998).

4.7	Amendment No. 2 to Rights Agreement between Host Hotels & Resorts, Inc. and The Bank of New York, as Rights Agent, dated as of August 21, 2002 (incorporated by reference to Exhibit 4.3 to Host Hotels & Resorts, Inc.’s Report on Form 10-Q for the quarter ended September 6, 2002, filed on October 21, 2002).

4.8	Form of Rights Certificate (incorporated by reference to Exhibit 4.3 of Host Hotels & Resorts, Inc.’s Registration Statement on Form 8-A (SEC File No. 333-55807) filed on December 11, 1998).

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5.1*	Opinion of Venable LLP regarding the legality of the securities being registered.

8.1*	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Venable LLP (included as part of Exhibit 5.1).

23.3*	Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 8.1).

24*	Power of Attorney (included in signature page).

*	Filed herewith.

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